Exhibit 10.1
IONA TECHNOLOGIES PLC
SENIOR MANAGEMENT TEAM BONUS PLAN
1. Purpose
     This Senior Management Team Bonus Plan (the “Bonus Plan”) is intended to provide an incentive for superior work and to motivate eligible members of the senior management team of IONA Technologies PLC (the “Company”) and its subsidiaries toward high achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is for the benefit of Covered SMT Members (as defined below).
2. Covered SMT Members
     From time to time, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) may select certain key members of the senior management team who have been employed by the Company or one of its subsidiaries on a full-time basis for not less than three months (the “Covered SMT Members”) to be eligible to receive bonuses hereunder. Generally, in order to be eligible to be selected to receive a bonus under the Bonus Plan, Covered SMT Members must have been employed by the Company or one of its subsidiaries on a full-time basis for not less than three months during the relevant performance period provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, based on individual circumstances.
3. Administration
     The Compensation Committee shall have the sole discretion and authority to administer and interpret the Bonus Plan.
4. Bonus Determinations
     (a) A Covered SMT Member may receive a bonus payment under the Bonus Plan based upon the attainment of performance targets which are established by the Compensation Committee and relate to financial and operational metrics with respect to the Company or any of its subsidiaries (the “Performance Goals”), including but without limitation the following: earnings per share, revenues, operating income, billings, expenses and EBITDA.
     (b) Except as otherwise set forth in this Section 4(b): (i) any bonuses paid to Covered SMT Members under the Bonus Plan shall be based upon objectively determinable bonus formulas that tie such bonuses to one or more performance targets relating to the Performance Goals, (ii) bonus formulas for Covered SMT Members shall be adopted in each performance period by the Compensation Committee and communicated to each Covered SMT Member at the beginning of each performance period (provided however that if a member of the senior management team becomes a Covered SMT Member after the beginning of a performance period, the bonus formulas shall be communicated to that Covered SMT Member as soon as reasonably practicable) and (iii) no bonuses shall be paid to Covered SMT Members unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Compensation Committee may adjust bonuses payable under the Bonus Plan based on achievement of individual performance goals or pay bonuses (including, without limitation, discretionary bonuses) to Covered SMT Members under the Bonus Plan based upon such other terms and conditions as the Compensation Committee may in its discretion determine.
     (c) Each Covered SMT Member shall have a targeted bonus opportunity for each performance period. The bonus payable to a Covered SMT Member may exceed the targeted bonus opportunity if the Performance Goals are exceeded. A member of the senior management team who becomes a Covered SMT Member after the beginning of a performance period, shall be entitled to a bonus payment calculated on a pro-rata basis based upon the period of time during the performance period that such individual is a Covered SMT Member.

     (d) The payment of a bonus to a Covered SMT Member with respect to a performance period shall be conditioned upon the Covered SMT Member being (i) a full-time employee of the Company or any of its subsidiaries and in attendance at work (excluding permitted leave) throughout the performance period (except in the case of a member of the senior management team becoming a Covered SMT Member after the beginning of a performance period) and (ii) a full-time employee of the Company or any of its subsidiaries on the day the bonus payments are made ; provided, however, that the Compensation Committee may make exceptions to these requirements, in its sole discretion, including, without limitation, in the case of a Covered SMT Member’s termination of employment, retirement, death or disability.
5. Timing of Payment
     The Performance Goals will be measured at the end of each fiscal year after the Company’s financial reports have been published. If the Performance Goals are met, payments will be made within sixty (60) days thereafter, but not later than March 15.
6. Amendment and Termination
     The Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion.

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